Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NEITHER THIS SECURITY NOR THE COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE ON EXCHANGE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR THE COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE ON EXCHANGE OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE ON EXCHANGE OF THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO CORPORATE OFFICE PROPERTIES, L.P. (THE “ISSUER”), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

CORPORATE OFFICE PROPERTIES, L.P.

3.50% EXCHANGEABLE SENIOR NOTES DUE 2026

No.:	PRINCIPAL AMOUNT
CUSIP No.: 22003BAA4	$200,000,000

CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership (hereinafter called the “Issuer,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon presentation, the principal sum of $200,000,000 on September 15, 2026 and to pay interest on the outstanding principal amount thereon from September 18, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year, commencing on March 15, 2007, at the rate of 3.50% per annum, until the entire principal hereof is paid or made available for payment. The Notes will be fully and unconditionally guaranteed by Corporate Office Properties Trust (the “Guarantor”), on a senior unsecured basis, in accordance with the provisions of Article 16 of the Indenture (as defined below).

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the Close of Business on the Record Date for such interest which shall be the March 1 or September 1, as the case may be, next preceding such Interest Payment Date. Payment of the principal of and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose; which shall be the Corporate Trust Office of the Trustee, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer, payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) transfer to an account of the Person entitled thereto located inside the United States.

Each Note of this series is one of a duly authorized issue of securities of the Issuer (herein called the “Notes”), issued under an Indenture, dated as of September 18, 2006 (the “Indenture”), between the Issuer, the Guarantor and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the first page hereof, initially limited in aggregate principal amount to $200,000,000, subject to the Issuer’s right to increase the aggregate principal amount of such series from time to time.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

As provided in and subject to the provisions of the Indenture, unless the principal of all of the Notes of this series at the time Outstanding shall already have become due and payable, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such

Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

Prior to September 20, 2011, the Issuer may not redeem the Notes except to preserve the Guarantor’s status as a real estate investment trust as described in Section 3.01 of the Indenture. Subject to the terms and conditions of the Indenture, on or after September 20, 2011, the Issuer shall have the right to redeem the Notes, in whole or from time to time in whole or part, at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest. The Issuer shall not redeem the Notes until it has made at least 10 semi-annual interest payments (including the interest payments on March 15, 2007 through September 15, 2011) in the full amount required by this Indenture and the Notes. Any such redemption shall be upon at least 30 days’ and no more than 60 days’ notice to Holders of the Notes.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Put Right Repurchase Price, the redemption price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

The Notes are not subject to redemption through the operation of any sinking fund.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Issuer to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date. The Issuer or, at the written request of the Issuer, the Trustee shall deliver to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the twentieth day after the occurrence of any Fundamental Change.

On September 15, 2011, September 15, 2016 or September 15, 2021, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Issuer to repurchase, together with accrued and unpaid interest to but excluding the Put Right Repurchase Date. Holders shall submit their Notes for repurchase to the Paying Agent at any time from the opening of business on the date that is 25 Business Days prior to the applicable Put Right Repurchase Date until the Close of Business on the fifth Business Day prior to the Put Right Repurchase Date.

Subject to the provisions of the Indenture, the Holder has the right, at its option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Notes at any time prior to the Close of Business on the scheduled Trading Day immediately preceding September 20, 2011, into cash, Common Shares or a combination thereof, in each case at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. The initial Exchange Rate is 18.4162 Common Shares for each $1,000 principal amount of Notes. No fractional Common Shares will be issued upon any exchange, but an adjustment in cash will be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for exchange. No adjustment shall be made for dividends or any shares issued upon exchange of such Note except as provided in the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of Note Registrar, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

The Issuer, the Trustee, any Authenticating Agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the exchange hereof and for all other purposes, and neither the Issuer nor the Trustee nor any other Authenticating Agent nor any Paying Agent nor any other Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of, or accrued and unpaid interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, director, trustee or subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Note and defined in the Indenture are used herein as therein defined. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE (WHICH SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Notes of this series as a convenience to the Holders of such Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

No Holder of Notes shall be entitled to exchange such Notes for Common Shares to the extent that receipt of such Common Shares would cause such Holder (together with such Holder’s affiliates) to exceed the applicable ownership limit contained in the Amended and Restated Articles of Incorporation of the Guarantor as then in effect.

[This space intentionally left blank.]

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the undersigned officer.

CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust, its general partner

By:	/s/ Roger A. Waesche, Jr.
Name: Roger A. Waesche, Jr.
Title: Executive Vice President

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Roger A. Waesche, Jr.
Name: Roger A. Waesche, Jr.
Title: Executive Vice President

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Authorized Officer